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                                   SCHEDULE A


                                BANKBOSTON, N.A.

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                         STOCK TRANSFER AGENT SERVICES
                                 FEE AGREEMENT

                                      FOR

                       VENTURE LENDING & LEASING II, INC.
A.       TERM:

         The term of this Agreement shall be for a period of three (3) YEARS, commencing from the effective date of this Agreement, ______, 1997.

         This Agreement shall be self renewing, and providing that service mix and volumes remain constant, the final year's fees listed under the Fees for Standard Services section shall be Increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive contract anniversary thereafter.

B.       FEES:




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                 $    834.00     MONTHLY STOCK TRANSFER FEE

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         Base Fee includes all services below.  Limitations and additional services are indicated with additional charges as noted.

C.       STANDARD SERVICES:

         BankBoston, N.A. ("BankBoston") agrees to provide the following services to Venture Lending and Leasing II, Inc. ("Venture Lending II") In accordance with the standard fees set forth In Section B herein above.

         ACCOUNT MAINTENANCE:

1.       Annual administrative services as Transfer Agent

2.       Annual administrative services as Registrar

3. Maintaining shareholder accounts, Including processing of new accounts

4.       Posting and acknowledging address changes and processing other routine file maintenance adjustments
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                                              VENTURE LENDING & LEASING II, INC.
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5.       Posting all transactions, including debit and credit certificates to the stockholder file

6.       Researching and responding to all stockholder Inquiries


                        CERTIFICATE ISSUANCE SERVICES

7.       Certificate issuance, cancellation and registration

8.       Daily Transfer Reports

9.       Processing window items, mail Items and all legal transfers

10.      Combining certificates Into large denominations

11.      Processing Indemnity Bonds and replacing lost certificates

12.      Maintaining stop-transfers, Including the placing and removing of same

                MAILING, REPORTING AND MISCELLANEOUS SERVICES

13. Addressing and enclosing Quarterly Reports, three (3) per annum for registered shareholders

14. Preparing a full Statistical Report to reflect shareholder base by geographic residence code, class code, and share group, four (4) per annum

15.      Preparing a full stockholder list, four (4) per annum

16. Coding "multiple" accounts at a single household to suppress mailing of reports to same

                           ANNUAL MEETING SERVICES

17.      Preparing a full stockholder list as of the Annual Meeting Record Date

18.      Administrative coordination in connection with Proxy Material
         Distribution

19.      Addressing proxy cards

20. Enclosing proxy card along with notice and statement, return envelope and Annual Report via Bipak envelope

21.      Receiving, opening and examining returned proxies

22.      Writing In connection with unsigned or improperly executed proxies

23.      Providing summary reports on status of tabulation on a daily basis

24. Responding to inquiries as to whether specific accounts have yet voted

25.      Tabulating returned proxies

26, Preparing a final Annual Meeting List reflecting how each account has voted on each proposal

27.      Attending Annual Meeting as Inspector of Election

ABANDONED PROPERTY REPORTING SERVICES;

28.      Preparing an Abandoned Property Report, one (1) per annum
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                                              VENTURE LENDING & LEASING II, INC.
                                                                          PAGE 3


29.      Preparing a set of labels, one (1) per annum


                               DIVIDEND SERVICES

As Dividend Disbursing Agent and Paying Agent (checks to be drawn on BankBoston and funds immediately available in-house on mailing date), BankBoston, N.A. will perform the following dividend related services:

30. Preparing and mailing quarterly dividends (check includes address change feature) with an additional enclosure with each dividend check

31.      Preparing a hardcopy dividend list as of each dividend record date

32. Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder

33. Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state

34. Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens

35.      Replacing lost dividend checks

36.      Providing photocopies of canceled checks when requested

37.      Reconciling paid and outstanding checks

38. Coding "undeliverable" accounts to suppress mailing dividend checks to same

39.      Processing and recordkeeping of accumulated uncashed dividends

40.      Furnishing requested dividend information to stockholders

41. Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

         - Withholding tax from shareholder accounts not in compliance with the provisions of the Act

         - Reconciling and reporting taxes withheld, Including additional 1099 reporting requirements to the Internal Revenue Service

         -    Responding to shareholder Inquiries regarding the Regulations

         - Mailing to new accounts, who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

         - Annual mailing to pre-1984 accounts which have not yet been certified

         - Performing shareholder file adjustments to reflect certification of accounts

D.       CONVERSION OF RECORDS

         BankBoston agrees to convert stockholder records as provided by Venture Lending II.

E.       ITEMS NOT COVERED

         Items not included in the fees set forth in this Agreement for
         "Standard Services" such as payment of a stock dividend or any services associated with a special project are to be billed separately, on an appraisal basis.
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                                              VENTURE LENDING & LEASING II, INC.
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            Services required by legislation or regulatory flat which become effective after the date of this Agreement shall not be a part of the Standard Services and shall be billed by appraisal.

            All out-of-pocket expenses such as telephone line charges
            associated   with toll-free telephone calls, overprinting of proxy
            cards, postage, insurance, stationery, facsimile charges, excess material disposal, etc. will be billed as incurred.

            Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received by BankBoston by 1:00 P.M. EASTERN TIME on the scheduled mailing date. Postage expenses less then $5,000 will be billed as incurred.

            Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mall date is rescheduled. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, dividend enclosures and news releases. Receipt of material for mailing to by BankBoston's Mail Unit must be in accordance with Shareholder Services' Schedule of Required Material Delivery Time Frames published in November, 1990.

            All services not specifically covered under this Agreement will be billed in accordance with BankBoston's published Schedule of Fees, or by appraisal, as applicable.

F.       BILLING DEFINITION OF ACCOUNT MAINTENANCE

         For billing purposes, number of accounts will be based on open accounts on file at beginning of each billing period, plus any new accounts added during that period.

G.       TERMINATION

         This Agreement is terminable by thirty (30) days written notice by either party. If this Agreement is terminated by Venture Lending II there will be a termination charge of 10% of the fees billed during the preceding twelve (12) months (minimum charge $2,000.00); provided, however, that if Venture Lending II terminates this Agreement effective as of any self renewal date, Venture Lending II shall not be charged more than the actual cost of transferring Venture Lending II's records to a successor Transfer Agent or to Venture Lending II. This charge will cover the coordination of BankBoston's termination process and the cost of transferring Venture Lending II's records to a successor Transfer Agent or to Venture Lending II.


H.       PAYMENT FOR SERVICES

         It is agreed that invoices will be rendered and payable on a monthly basis. Each billing period will, therefore, be of one (1) month duration.
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                                              VENTURE LENDING & LEASING II, INC.
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I.       CONFIDENTIALITY

         The information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, Venture Lending
         II. agrees that none of its directors, officers, employees, or agent without the prior written consent of BankBoston will divulge, furnish or make accessible to any third party, except as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. In this connection, Venture Lending II. agrees that it will limit access to the Agreement and such information to only those officers or employees with responsibilities for analyzing the Agreement and to such independent consultants hired expressly for the purpose of assisting in such analysis. In addition, Venture Lending II, agrees that any persons to whom such information is properly disclosed shall be informed of the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately.

J.       ASSIGNABILITY

         The Bank may, without further consent on the part of Venture Lending II, subcontract for the performance hereof with any entity with which the Bank is affiliated, which entity is duly registered as a transfer agent pursuant to Section 17A (c) (1) of the Securities Exchange Act of 1934 provided however, that the Bank shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

K.       CONTRACT ACCEPTANCE

         In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Agreement.

         BANKBOSTON, N.A.                     VENTURE LENDING & LEASING II, INC.

         By: /s/ COLLEEN SHEA KEATING         By:
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         Title: Administration Manager        Title:
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         Date: May 16, 1997                   Date:
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